UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 12, 2024

(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	Pacific Gas and Electric Company	California	94-0742640

300 Lakeside Drive	300 Lakeside Drive
Oakland, California 94612	Oakland, California 94612
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% redeemable	PCG-PI	NYSE American LLC
6.000% Series A Mandatory Convertible Preferred Stock, no par value per share	PCG-PrX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On December 12, 2024, Leo P. Denault was elected to the boards of directors (the “Boards”) of PG&E Corporation and its subsidiary Pacific Gas and Electric Company (the “Utility”), effective February 19, 2025. Mr. Denault has been appointed to serve on each of the Audit Committees of the PG&E Corporation and Utility Boards, and the Finance and Innovation Committee of the PG&E Corporation Board.

Mr. Denault has over 40 years of experience in the power industry. Most recently, Mr. Denault served as the Chairman and Chief Executive Officer of Entergy Corporation, an integrated energy company engaged primarily in electric power production and retail distribution operation, from 2013 through 2022. Mr. Denault joined Entergy Corporation in 1999 as its Vice President, Corporate Development and Strategic Planning and served in positions of increased responsibility during his career.

After Mr. Denault joins the Boards, the Board of PG&E Corporation will consist of 14 members, and the Board of the Utility will consist of 15 members.

In connection with Mr. Denault’s appointment, Mr. Denault will be compensated in accordance with PG&E Corporation’s and the Utility’s standard compensation policies and practices for non-employee directors of the Boards, as most recently described in PG&E Corporation’s and the Utility’s joint proxy statement filed with the Securities and Exchange Commission on April 4, 2024. Such policies and practices are subject to change from time to time.

There are no arrangements or understandings between Mr. Denault and any other persons pursuant to which he was appointed to the Board of Directors of PG&E Corporation and the Utility. Further, there are no family relationships between Mr. Denault and any director or executive officer of PG&E Corporation and the Utility. In addition, Mr. Denault has not been party to any reportable transactions with PG&E Corporation or the Utility pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2024, each of the Boards adopted amended and restated bylaws (the “Amended and Restated Bylaws”), which became effective the same day. Among other things, the amendments effected by the Amended and Restated Bylaws:

•	remove provisions related to classified boards and clarify that directors shall be elected at the annual meeting of the shareholders to hold office until the next annual meeting and that each director will hold office until the expiration of the term for which elected and until a successor has been elected and qualified;
•	specify that certain officers may be elected and removed only by the applicable Board of Directors; and
•	provide that the applicable Board of Directors may empower the Chairperson or a Board-appointed officer to elect specified subordinate officers.

The Amended and Restated Bylaws also incorporate ministerial, clarifying, and conforming changes. The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 hereto and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Bylaws of PG&E Corporation, Amended and Restated as of December 12, 2024
3.2	Bylaws of Pacific Gas and Electric Company, Amended and Restated as of December 12, 2024
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: December 16, 2024	By:	/s/ JOHN R. SIMON
Name: John R. Simon
Title: Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: December 16, 2024	By:	/s/ BRIAN M. WONG
Name: Brian M. Wong
Title: Vice President, General Counsel and Corporate Secretary